UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2010

ALTO GROUP HOLDINGS, INC.
(Exact  Name of Registrant as Specified in Charter)

Nevada	000-53592	27-0686507
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

110 Wall Street, 11th Floor New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 709-8036

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

    On March 12, 2010, Alto Group Holdings, Inc. (the “Company”) acquired certain assets of Mexican Hunter Exploration S.A. (“MHE”), a company engaged in mining exploration and development in Mexico.  The assets consisted of two mining concessions known as Los Tres Machos (The Three Mules) and Zuna, in Jalisco Mexico.  In exchange for these assets, in addition to certain exploration and development undertakings, the Company also issued 10,000,000 shares of restricted common stock to MHE.  MHE is owned and controlled by Robert Howie and Mark Klok, both of whom are members of the board of directors of the Company.  Mr. Klok is also the Company’s Chief Executive Officer and the controlling shareholder of the Company.  The transaction was approved by a majority of the Company’s disinterested directors.

Item 2.01 Completion of Acquisition or Disposition of Assets

    On March 12, 2010, the Company acquired certain assets of Mexican Hunter S.A. de C.V. as described in Item 1.01 above.  On March 15, 2010, the Registrant filed an annual report on Form 10-K which includes the information required under subsection (f) of this Item 2.01 and is hereby incorporated by reference.

Item 5.06 Change in Shell Company Status

    On March 12, 2010, the Company acquired certain assets of Mexican Hunter S.A. de C.V. as described in Item 1.01 above.  On March 15, 2010, the Registrant filed an annual report on Form 10-K which includes the information required under subsection (f) of Item 2.01 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

    (d) Exhibits.

    The following document is being filed herewith by the Company as an exhibit to this Current Report on Form 8-K:

    10.1 Asset Purchase Agreement between the Registrant and Mexican Hunter S.A. de C.V.*

    13.1 Annual Report of the Registrant on Form 10-K (incorporated by reference from our filing on March 15, 2010)

*  Filed herewith

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alto Group Holdings, Inc.

By:  /s/ Mark Klok
Date:  March 15, 2010                                                                          _____________________________________________
Mark Klok
Chief Executive Officer